Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MJ Holdings, Inc.

Las Vegas, NV

We hereby consent to the incorporation by reference of our report dated June 21, 2022, with respect to the consolidated financial statements of MJ Holdings, Inc. as of and for the years ended December 31, 2021 and 2020 in this registration statement on Form S-1 relating to the registration of 7,000,000 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

August 5, 2022